Exhibit 5.1


                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                           211 N. BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE (314) 259-2020


  DENIS P. MCCUSKER                                     dmccusker@bryancave.com
   (314) 259-2455

                                  July 22, 1999

Board of Directors
Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480

Gentlemen:

     We are acting as counsel for Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), in connection with the preparation and filing of a Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 10,714,602 shares of the Company's common stock, $.001 par value per share (the "Shares").

     In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Articles of Incorporation and By-laws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon and subject to the foregoing, it is our opinion that the issuance of the Shares has been duly authorized by all requisite corporate action of the Company, and that the Shares, when issued in accordance with such authorization, will be legally issued and will be fully paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to the reference to our name in the Pre-Effective Amendment No. 1 to the Registration Statement under the caption "Legal Opinion" and further consent to the filing of this opinion as Exhibit 5.1 to the Pre-Effective Amendment No. 1 to the Registration Statement.


                                   Very truly yours,

                                   BRYAN CAVE LLP